Exhibit 99.1


MOBIUS Financial News Release                              For Immediate Release

                                     Contact:    Mobius Management Systems, Inc.
                                                 Ray Kunzmann
                                                 914-921-7446
                                                 rkunzman@mobius.com

                                                 Investor Relations
                                                 Makovsky & Company Inc.
                                                 Gene Marbach
                                                 212-508-9645
                                                 emarbach@makovsky.com

                                                 Media Relations
                                                 Richard Dukas Communications
                                                 Richard Dukas
                                                 203-833-1466
                                                 richard@richarddukas.com



               MOBIUS MANAGEMENT SYSTEMS, INC. REPORTS PRELIMINARY
                          FISCAL THIRD QUARTER RESULTS

Rye, NY, April 13, 2004 - Mobius Management Systems, Inc. (Nasdaq: MOBI), a leading provider of software for total content management (TCM), today reported that fiscal third quarter revenues are anticipated to be in the range of $17 to $18 million, which is expected to result in a net loss in the range of $0.06 to $0.08 per share.

"Our third fiscal quarter has historically been one of our slowest quarters. This year, however, we were also impacted by a number of large transactions that for several reasons, including protracted negotiations of terms and delays in our customers' approval process, did not close in the quarter as anticipated. We believe most of this revenue will be recognized in the June quarter and we will have profitable operating results for the June quarter as well as for the fiscal year," said Mitch Gross, President and CEO of Mobius.

Mobius will announce its fiscal third quarter results on April 28 and will host a conference call and Webcast.


                                     -more-

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About Mobius
------------
Mobius Management Systems, Inc. (www.mobius.com) is a leading provider of integrated solutions for total content management (TCM). The company's ViewDirect(R) TCM suite integrates content from multiple, disparate repositories and delivers it via content-intensive applications including Web site, digital asset and document management; workflow and imaging; Internet presentment and payment; records management; and enterprise report distribution. The Mobius customer base is made up of leading companies across all industries, including more than sixty percent of the Fortune 100. The company, founded in 1981, is headquartered in Rye, New York, with sales offices in the U.S., Canada, the United Kingdom, France, Germany, Italy, Sweden, Belgium, the Netherlands, Switzerland, Australia, Japan and Singapore.

Statements contained in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained herein regarding expectations with respect to future sales and profitability, as well as product development and/or introductions, are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the company's control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Important factors that might affect actual results, performance, or achievements include, among other things, market acceptance of Mobius's products, fluctuations in period to period results, seasonality, uncertainty of future operating results, technological change, extended payment risk, product concentration, competition, international sales and operations, expansion of indirect channels, increased investment in professional services, protection of intellectual property, dependence on licensed technology, risk of product defects, product liability, management of growth, dependence on executive management, other key employees and subcontractors and concerns about transaction security on the Internet. These risks and uncertainties are described in detail from time to time in Mobius's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, filed on September 9, 2003. Mobius accepts no obligation to update these forward-looking statements and does not intend to do so.

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ViewDirect and DocumentDirect are registered trademarks of Mobius Management
Systems, Inc. All other trademarks are property of their respective owners.